UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 23, 2012

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Boulevard, Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Amendments to Employment Agreements of Bradley I. Meier and Sean P. Downes

On August 23, 2012, Universal Insurance Holdings, Inc. (“Company”) entered into amendments to the employment agreements between the Company and each of Bradley I. Meier, the Company’s President and Chief Executive Officer (“Meier Amendment”), and Sean P. Downes, the Company’s Senior Vice President and Chief Operating Officer (“Downes Amendment”).

Prior to the Meier Amendment, Mr. Meier’s employment agreement with the Company provided that he was entitled to automatic increases in base salary each year. Earlier this year, pending renegotiation of his employment agreement, Mr. Meier agreed to forego any increase in base salary in 2012. Under the terms of the Meier Amendment, effective August 1, 2012, Mr. Meier’s base salary was increased from $1,999,225 to $2,144,169, representing a 7.25% increase. The Meier Amendment also provides that, effective January 1, 2013 and January 1, 2014, Mr. Meier’s base salary shall increase by 7.25% over the base salary rate then in effect. The Meier Amendment further provides that, unless the Company’s Compensation Committee and Board of Directors determine otherwise, Mr. Meier shall not be eligible for any other increase in base salary during his employment with the Company. All other material terms and conditions of Mr. Meier’s employment and compensation package with the Company remained the same.

Under the terms of the Downes Amendment, Mr. Downes’ base salary for the remainder of 2012 shall remain unchanged. Prior to the Downes Amendment, Mr. Downes’ employment agreement with the Company provided that he was entitled to a 20% increase in base salary each year. Pursuant to the Downes Amendment, effective January 1, 2013 and January 1, 2014, Mr. Downes base salary shall increase by 7.25% over the base salary rate then in effect. The Downes Amendment further provides that, unless the Company’s Compensation Committee and Board of Directors determine otherwise, Mr. Downes shall not be eligible for any other increase in base salary during his employment with the Company. The Downes Amendment also extends the term of Mr. Downes’ employment agreement with the Company by one year to December 31, 2014.

In consideration of Mr. Downes’ acceptance of the terms relating to base salary in the Downes Amendment, and pursuant to the Company’s Second Amended and Restated 2009 Omnibus Incentive Plan, the Downes Amendment also provides for the grant of 650,000 shares of restricted Company common stock, effective August 23, 2012 (“Downes Stock Grant”), and a non-qualified option to purchase 500,000 shares of Company common stock, effective September 4, 2012 (“Downes Option”). The restricted common stock vests as to 250,000 shares on each of January 1, 2013 and January 1, 2014, and as to 150,000 shares on December 31, 2014, subject in each case to Mr. Downes’ continued employment with the Company through the applicable vesting date The stock option will expire on September 4, 2019 and will vest as to 250,000 shares on each of September 4, 2013 and September 4, 2014. In accordance with the Company’s Equity-Based Incentive Compensation Grant Policy, the exercise price for the stock option will be the closing price of the Company’s common stock on September 4, 2012.

All other material terms and conditions of Mr. Downes’ employment and compensation package with the Company remained the same.

The Meier Amendment, Downes Amendment, Downes Stock Grant and Downes Option were approved by the Company’s Compensation Committee. For a detailed discussion of the elements of the Company’s executive compensation program, including base salary, annual incentives and long-term equity incentives, please see the “Executive Compensation” discussion in the Company’s Definitive Proxy Statement on Schedule 14A dated April 30, 2012 for the Company’s 2012 Annual Meeting of Shareholders held June 8, 2012. The descriptions of the Meier Amendment, Downes Amendment, Downes Stock Grant and Downes Option are summaries only and are qualified in their entirety by reference to the Meier Amendment, Downes Amendment, Downes Stock Grant and Downes Option, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Amendment to Employment Agreement, dated August 23, 2012, by and between the Company and Bradley I. Meier

10.2	Amendment to Employment Agreement, dated August 23, 2012, by and between the Company and Sean P. Downes

10.3	Restricted Stock Award Agreement dated August 27, 2012, by and between the Company and Sean P. Downes

10.4	Form of Non-qualified Stock Option Agreement by and between the Company and Sean P. Downes

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 29, 2012	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ George R. De Heer
George R. De Heer
Chief Financial Officer